EXHIBIT 99.4


               UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
                             (amounts in thousands)


                        ASSETS                         PHOTOTONICS                  DTC               Proforma             PROFORMA
                                                      Dec. 31, 1995            Feb., 29, 1996        Adjustments           COMBINED

Current assets
    Cash and cash equivalents                           $   382                    $    31            $      -             $    413
    Short term investments                                1,012                          -                   -                1,012
    Accounts receivable, net                                  -                      1,642                   -                1,642
    Inventories                                             184                        775                   -                  959
    Other current assets                                    110                        155                   -                  265
                                                        -------                    -------            --------             --------
         Total current assets                             1,688                      2,603                   -                4,291

Property and equipment, net                                 206                         45                   -                  251
Other assets                                                  -                         14                   -                   14
                                                        -------                    -------            --------             --------
                                                        $ 1,894                    $ 2,662            $      -             $  4,556
                                                        =======                    =======            ========             =========

         LIABILITIES AND STOCKHOLDERS' EQUITY
                       (DEFICIENCY)

Current liabilities
    Current portion of long-term liabilties             $     -                   $    155            $   (155)            $      -
    Accounts Payable                                         85                      2,577                   -                2,662
    Accrued liabilities                                     288                      2,055                   -                2,343
                                                        -------                    -------            --------             --------
         Total current liabilities                          373                      4,787                (155)               5,005

L/T LIABILITIES                                               -                      1,573              (1,573)                   -
DEFERRED FOREIGN TAXES                                        -                      1,800                   -                1,800
                                                        -------                    -------            --------             --------
                                                            373                      8,160              (1,728)               6,805
                                                        -------                    -------            --------             --------

Minority interest in subsidiary                               -                        125                   -                  125
                                                        -------                    -------            --------             --------

Stockholders equity (deficiency):
    Common stock                                         23,213                         18              19,245               42,476
    Paid in capital, net                                      -                     40,937             (39,209)               1,728
    Accumulated deficit                                 (21,692)                   (46,727)             21,692              (46,727)
    Cumulative translation adjustment                         -                        149                   -                  149
                                                       --------                   --------            --------             --------
         Total stockholders' equity (deficiency)          1,521                     (5,623)              1,728               (2,374)
                                                       --------                   --------            --------             --------
                                                       $  1,894                   $  2,662            $      -             $  4,556
                                                       ========                   ========            ========             ========
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

            UNAUDITED PROFORMA CONDENSEDCOMBINED STATEMENT OF INCOME
                           For the Twleve Months Ended
                  (amounts in thousands, except per share data)


                                            PHOTOTONICS             DTC              PROFORMA
                                           Dec. 31, 1995      Feb., 29, 1996         COMBINED
Net revenue                                 $   377              $11,578              $11,955
Cost of goods sold                              653               10,610               11,263
                                            -------              -------              -------

Gross profit                                   (276)                 968                  692
                                            -------              -------              -------

Operating Expenses
    Marketing and sales                       1,289                1,560                2,849
    General and administrative                  975                1,512                2,487
    Research and development                  1,254                  835                2,089
                                            -------              -------              -------
          Total Operating Expenses            3,518                3,907                7,425
                                            -------              -------              -------
Operating income (loss)                      (3,794)              (2,939)              (6,733)
    Interest and other income, net              (64)                (812)                (876)
                                            -------              -------              -------
Income (loss) before income taxes            (3,730)              (2,127)              (5,857)
    Provision for income taxes                                         1                    1
                                            =======              =======              =======
Net income (loss)                           $(3,730)             $(2,128)             $(5,858)
                                            =======              =======              =======

Net income (loss) per share                 $ (0.84)             $ (0.12)             $ (1.69)
                                            =======              =======              =======

Shares used in per share computation          4,440               17,404                3,461
                                            =======              =======              =======
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